UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 24, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors of Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of Deloitte on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of Deloitte on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2019 and 2018 contained an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern and included an emphasis-of-matter paragraph stating that, “As discussed in Note 1 to the financial statements, effective January 1, 2019, the Company adopted FASB Accounting Standards Update 2016-02, Leases, using the modified retrospective approach.”

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through June 24, 2020, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in their reports on the consolidated financial statements for such fiscal years.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through June 24, 2020, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as of December 31, 2018, the Company identified the following three material weaknesses in the Company’s internal control over financial reporting: (i) the Company did not attract, develop and retain sufficient accounting resources, including a Chief Accounting Officer, with appropriate knowledge and expertise commensurate with the Company’s corporate structure and financial reporting requirements to effectively operate internal controls over financial reporting in a timely manner, which caused the Company’s control activities in certain process or control areas to not operate effectively and resulted in certain deficiencies, including a lack of precise reviews of significant assumptions underlying fair value of embedded derivatives, fair value of indefinite-lived intangible assets and income tax related balances, (ii) a deficiency in evaluating the underlying assumptions associated with the accounting for key terms identified in significant transactions, which included convertible note and debt agreements during the fiscal year ended December 31, 2018, and (iii) a deficiency in reviewing and assessing assumptions underlying the determination of fair value of contingent consideration liabilities. As reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2020, the Company remediated each of these material weaknesses as of December 31, 2019.

The Company provided Deloitte with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Deloitte furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether Deloitte agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of Deloitte’s letter to the SEC dated June 30, 2020 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of Independent Registered Public Accounting Firm

On June 24, 2020, the Audit Committee approved the appointment of Ernst & Young LLP (“EY”) as the Company’s new independent registered public accounting firm, effective as of June 26, 2020. During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through June 24, 2020, neither the Company, nor anyone on its behalf, consulted EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided to the Company by EY that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

16.1	Letter of Deloitte & Touche LLP.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: June 30, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer